EXHIBIT 5

                           MORGAN, LEWIS & BOCKIUS

                              COUNSELORS AT LAW
  PHILADELPHIA              801 SOUTH GRAND AVENUE               WASHINGTON
  NEW YORK            LOS ANGELES, CALIFORNIA 90017-3189        LOS ANGELES
  MIAMI                   TELEPHONE:  (213) 612-2500             HARRISBURG
  PRINCETON                  FAX:  (213) 612-2554                    LONDON
  BRUSSELS                                                        FRANKFURT
                                                                      TOKYO

                                     July 7, 1995


  Sierra Health Services, Inc.
  2724 North Tenaya Way
  Las Vegas, Nevada  89128

            Re:  Sierra Health Services, Inc.
                 1995 Long-Term Incentive Plan and
                 1995 Non-Employee Directors' Stock
                 Plan Registration Statement on Form S-8
                 _______________________________________

  Ladies and Gentlemen:

            We have acted as special counsel to Sierra Health Services, Inc., a Nevada corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of 1,675,000 shares
  (the "Shares") of Common Stock, par value $.005 per share, issuable pursuant to the Company's 1995 Long-Term Incentive Plan and 1995 Non-Employee Directors' Stock Plan (collectively, the "Plans").

            In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the Plans and such other documents and records as we have deemed necessary. We have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective; and (ii) all Shares will be issued in compliance with applicable federal and state securities laws.

            With respect to the issuance of any Shares, we have assumed that the Shares will be issued, and the certificates evidencing the same will be duly delivered, in accordance with the terms of the respective Plans and against receipt of the consideration stipulated therefor which will be no less than the par value thereof.

            Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the respective Plans, will be validly issued, fully paid and non-assessable.
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  Sierra Health Services, Inc.
  July 7, 1995
  Page 2




            We express no opinion as to any laws other than the Nevada General Corporation Law and the federal laws of the United States of America.

            We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

                                     Very truly yours,

                                     MORGAN, LEWIS & BOCKIUS